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                                                                EXHIBIT 10.47


                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

        BY THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT entered into as of the date set forth at the end hereof, GREYHOUND REAL ESTATE FINANCE COMPANY, an Arizona corporation ("Lender"), and PATTEN RECEIVABLES FINANCE CORPORATION VI, a Delaware corporation ("Borrower") confirm and agree as follows:

                                  WITNESSETH:

        WHEREAS, Borrower and Lender have entered into a Loan and Security Agreement dated September 8, 1988 and Letter Amendment dated November 17, 1988 (collectively, "Loan Agreement"), whereby Lender agreed to lend to Borrower the sum of money, not to exceed $8,444,850.07 (the "Loan"); and

        WHEREAS, Borrower and Lender wish to amend, modify and restate the Loan Agreement for the purpose, of among other things to increase the amount of the Loan from $8,444,850.07 to an amount not to exceed $18,444,850.00 which shall replace and super cede the Loan and Security Agreement dated September 8, 1988 in its entirety and shall further confirm and ratify the Loan and Security Agreement as hereby Amended and Restated.

I. DEFINITIONS

        Unless the context clearly otherwise requires, the capitalized terms used in this Agreement shall have the meaning given to them below or elsewhere provided herein:

        1.1 "Advance": an advance of the Loan made from time to time as herein provided.

        1.2 "Agreement": this "Loan and Security Agreement", as from time to time supplemented, modified, extended, renewed, amended or restated.

        1.3 "Applicable Usury Law": the usury law applicable pursuant to the terms of paragraph 8.10 hereof or such other usury law which is applicable if the law chosen by the parties is not.

        1.4 "Assignments": written assignments from time to time delivered to Lender by Borrower of specific Instruments and/or Purchaser Mortgages and the proceeds thereof.

        1.5 "Borrower": collectively Patten Corporation, whose address is 646 Main Road, Stamford, Vermont 05352 and Patten Receivables Finance Corporation VI, whose address is 646 Main Road, Stamford, Vermont 05352 hereof and, collectively subject to the restrictions on merger, consolidation and assignment herein contained, thier successors and assigns.

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        1.6 "Borrowing Base": an amount equal to the lesser of:

        (a) ninety percent (90%) of the then unpaid principal balance of the Eligible Instruments; or

        (b) ninety percent (90%) of the present value of the then unmatured installments of principal and interest under the Eligible Instruments, discounted at the higher of (i) the then applicable interest rate under the terms of the Note or (ii) fourteen percent (14%), in the case of Instruments which bear interest at a fixed rate;

provided that the Purchasers of 90% of the Parcels based on number of Parcels which are the subject of the Eligible Instruments used in making Borrowing Base computations must be United States or Canadian residents.

        1.7 "Borrowing Term": the period commencing on the date hereof and ending on the close of Lender's business on October 8, 1990 (or, if such is not a normal business day of Lender, on the next business day of Lender)

        1.8 "Collection Agent": Bank of New England, N.A., or should such entity cease to act as collection agent under the Lock Box Agreement, its successor as collection agent under the Lock Box Agreement.

        1.9 "Documents": the Note, the Guarantee, the Assignments, the Servicing Agreement, the Lock Box Agreement, this Agreement and the other documents and instruments executed in connection with the Loan, together with any and all renewals, extensions, amendments, restatements or modifications thereof, whether now or hereafter existing.

        1.10 "Eligible Instrument": an Instrument which conforms to the standards set forth in Exhibit 1 attached hereto. An Instrument that has qualified as an Eligible Instrument shall cease to be an Eligible Instrument upon the date of the occurrence of any of the following: (a) any one installment due with respect to an Eligible Instrument becomes more than 89 days past due, or (b) the Eligible Instrument otherwise fails to continue to meet the requirements of an Eligible Instrument.

        1.11 "Event of Default": the meaning set forth in paragraph 7.1 hereof.

        1.12 "Guarantee": the "Guarantee and Subordination Agreement" made anal delivered by Patten to Lender pursuant to paragraph 4.1(b)(ii) hereof, as from time to time modified, replaced or restated.

        1.13 "Guarantor": Patten Corporation.

        1.14 "Impositions": any and all taxes (other than any tax measured by net income payable by Lender to any state or political subdivision thereof or to the U. S. under Section 11 or 1201 of the Internal Revenue Code, as amended, in consequence of the receipt of payments provided for herein), license fees, assessments, charges, fines, penalties, property, privilege, excise, real estate or other taxes currently or hereafter levied or imposed by any state, local or federal authority upon or in connection with or measured by the Documents or the Receivables Collateral.

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        1.15 "Instrument": a promissory note which has arisen out of the sale of a Parcel by Patten or an Operating Subsidiary to a Purchaser and is secured by a Purchaser Mortgage, or a contract for sale which has arisen out of the sale of a Parcel by Patten or an Operating Subsidiary to a Purchaser and which has been assigned to Lender under the terms of this Agreement.

        1.16 "Loan": the loan made pursuant hereto.

        1.17 "Lock Box Agreement": the Lock Box Agreement to be made among Borrower, Lender and Collection Agent, more specifically referred to in paragraph 4.1 hereof . The Lock Box Agreement may be amended, modified or restated from time to time as agreed by the parties hereto.

        1.18 "Maturity Date": ten (10) years from the date of the last Advance.

        1.19 "Maximum Loan Amount": Eighteen Million Four Hundred Forty-Four Thousand Eight Hundred Fifty and No/100 Dollars ($18,444,850.00).

        1.20 "Land Contract Mortgage": a mortgage to be made and delivered by Borrower to Lender which encumbers all right, title and interest of Borrower in and to the Parcels which are the subject of certain Instruments covered by a contemporaneously delivered Assignment wherein a Purchaser does not receive legal title to the Parcel, said mortgage being in recordable form and otherwise in form and substance satisfactory to Lender.

        1.21 "Note": the "Replacement Promissory Note" to be made and delivered by Borrower to Lender pursuant to paragraph 4.1(b) (i) hereof, as from time to time modified, renewed, extended, replaced or restated.

        1.22 "Obligations": each and every obligation, duty, covenant, undertaking and condition of Borrower contained in the Documents and each and every other obligation of Borrower now or hereafter owing to Lender.

        1.23 "Opening Prepayment Date": the date specified in Schedule A hereto.

        1.24 "Operating Subsidiary": a corporation which has sold a Parcel to a Purchaser and in which Patten owns a majority of the outstanding capital stock.

        1.25 "Overdue Rate": the meaning given to it in the Note.

        1.26 "Parcel": a lot or parcel of land located in a Project.

        1.27 "Patten": Patten Corporation, a Massachusetts corporation.

        1.28 "Performance" or "Perform": full, timely and faithful performance and compliance or to do the same.

1.29 "Permitted Encumbrances": each and every restriction, reservation and easement of record, inchoate mechanics' liens and inchoate liens for taxes and assessments, which individually and in the aggregate do not render title to the property which they encumber unmarketable.

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        1.30 "Project": a lot or parcel of land located in the following vacation communities: Deer Run on Lake Carroll located in Carroll County, Illinois; Sun Valley Lakes located in Ring gold County, Iowa; Sleepy Hollow Lake located in Greene County, New York; Carolina Lakes located in Harnett County, North Carolina; Carolina Trace located in Lee County, North Carolina; Holiday Shores located in Hancock County, Georgia; Eagle Creek Ranch located in Wilson County, Texas; Point Aquarius located in Montgomery County, Texas; I Pelican Bay Subdivision located in Montgomery County, Texas; Big Canoe located in Pick ens and Dawson Counties, Georgia, or such other vacation communities as Lender may in its discretion from time to time hereafter approve in writing.

        1.31 "Purchaser": a purchaser of a Parcel from Patten or an Operating Subsidiary.

        1.32 "Purchaser Mortgage": the purchase money mortgage or deed of trust given to Patten or an Operating Subsidiary by the Purchaser to secure an Instrument.

        1.33 "Receivables Collateral": (a) the Instruments which are, now or hereafter, assigned, endorsed or delivered to Lender pursuant hereto or against which an Advance has been made; (b) all purchase contracts, Purchaser Mortgages, guarantees and other documents or instruments evidencing or securing the obligations of the Purchasers and/or any other person primarily or secondarily liable on such Instruments; (c) all Title Insurance Policies related to such Instruments or delivered in connection therewith; (d) if any, all rights under escrow agreements and all impound and/or reserve accounts pertaining to the foregoing; (e) all files, books and records of Borrower pertaining to any of the foregoing; and (f) the proceeds from the foregoing.

        1.34 "Security Interest": a perfected, direct and first security interest under the Uniform Commercial Code of the State(s) in which any such security interest needs to be perfected; provided that with respect to any portion of the Receivables Collateral not covered by the Uniform Commercial Code, it shall mean a direct and first lien on such property which has been perfected against third parties in the manner provided by law.

        1.35 "Servicing Agent": Patten, or should such entity cease to act as servicing agent under the Servicing Agreement, its successor as servicing agent under the Servicing Agreement.

        1.36 "Servicing Agreement": The Servicing Agreement to be made among Borrower, Lender and Servicing Agent, more specifically referred to in paragraph 4.1 hereof . The Servicing Agreement may be amended, modified or restated from time to time as agreed by the parties hereto.

        1.37 "Term": the duration of this Agreement commencing on the date hereof and ending when all of the Obligations shall have been Performed.

        1.38 "Title Insurance Policy": a mortgagee's title insurance or title guarantee on an ALTA form, issued with respect to the Parcel securing a Purchaser Mortgage, in an amount at least equal to the outstanding principal balance of such Purchaser Mortgage.



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lI. LOAN COMMITMENT; USE OF PROCEEDS

        2.1 Subject to the terms and conditions hereinafter set forth, Lender will from time to time make Advances to Borrower in amounts equal to (a) the then Borrowing Base less (b) the then unpaid principal balance of the Loan; Provide, at no time shall the unpaid principal balance of the Loan exceed the Maximum Loan Amount. Lender shall have no obligation to make any Advance after the Borrowing Term has expired.

        2.2 The Loan is a revolving line of credit against which during the Borrowing Term, subject to the terms and conditions of this Agreement, Borrower shall have the right to obtain Advances, repay Advances (to the extent that payments are made with respect to the Eligible Instruments by Purchasers) and obtain additional Advances; however, all of the Advances hereunder shall be viewed as a single loan. Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender, in its sole and absolute discretion, agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory in all respects to Lender. This Agreement and Borrower's liability for Performance of the Obligations shall continue, however, until the end of the Term.

        2.3 The proceeds of the Loan will be used by Patten and the subsidiaries of Patten for working capital purposes.

II. SECURITY

        3.1 To secure the Performance of all of the Obligations, Borrower hereby grants to Lender a Security Interest in and assigns to Lender the Receivables Collateral. The Security Interest shall be, subject to the terms of this Agreement, absolute, continuing and applicable to all existing and future Advances and to all of the Obligations; and all of the Receivables Collateral shall secure repayment of the Loan and the Performance of the other Obligations throughout the Term. Subject to the terms of this Agreement, Borrower will unconditionally deliver and endorse to Lender, with full recourse, all Instruments against which Advances are made and will execute and deliver to Lender recordable absolute Assignments with respect to such Instruments. Lender is and shall be the attorney-in-fact of Borrower with respect to the collection and remittance of payments on the Receivables Collateral with full power and authority to give instructions with respect to the collection and remittance of such payments and to endorse payment items; Provided, however, that unless an Event of default has occurred and is continuing, Lender shall have no right to take any of the actions specified in paragraph 7.2(c) hereof. Borrower has its chief executive office and principal place of business at the address set forth above and will promptly notify Lender of any change in such address. Upon Performance of the Obligations, Lender will re-assign and/or endorse to Borrower, without recourse or warranty of any kind, the Receivables Collateral.

        3.2 If a previously Eligible Instrument that is part of the Receivables Collateral ceases to qualify as, or is otherwise determined not to be, an Eligible Instrument, then within 11 days after the month in which an Eligible Instrument ceases to qualify, Borrower will either (i) pay to

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Lender an amount equal to the Borrowing Base of the ineligible
Instrument, together with interest, costs and expenses, attributable to the ineligible Instrument, or (ii) replace such ineligible Instrument with an Eligible Instrument against which an Advance could be made in an amount not less than the Borrowing Base of the ineligible Instrument being replaced. Simultaneously with the delivery of the replacement Instrument to Lender, Borrower will deliver to Lender all of the items (except for a "Request for Advance and Certification") required to be delivered by Borrower to Lender pursuant to paragraph 4.2 hereof, together with a "Borrower's Certificate" in form and substance identical to Exhibit 2 attached hereto and by this reference incorporated herein. If no Event of Default and no act or event which after notice and/or lapse of time would constitute an Event of Default has occurred and is continuing, then upon (x) payment of an amount equal to the Borrowing Base of such Ineligible Instrument, together with interest, costs and expenses attributable to the Ineligible Instruments, or (y) the substitution of Eligible Instruments for Ineligible Instruments, Lender will re-assign and/or endorse to Borrower, without recourse or warranty of any kind, the ineligible Instruments. The re-assignment instrument shall be prepared by Borrower and submitted to Lender unless Lender otherwise specifies in its sole discretion and be in form and substance satisfactory to Lender.

        3.3 Borrower will deliver or cause to be delivered to Lender and thereafter throughout the Term will maintain or cause to be maintained in full force and effect according to the terms thereof the Guarantee Agreement from the Guarantor.

        3.4 Other than as set forth in paragraph 9.1 herein, at the time of delivery of an Assignment, Borrower will, at its expense, deliver to Lender a policy or policies of Title Insurance insuring Lender's interest in the Mortgage given to Lender by Borrower or in the Purchaser Mortgages which are the subject of the Assignment. Such policy or policies shall be in the amount of the Advances made against or, in the case of substitutions, the portion of the Loan attributable to the Instruments secured by the insured Purchaser Mortgages; and shall be issued by a title insurer and be in form and substance safisfactory to Lender in its sole discretion.

IV. ADVANCES

        4.1 (a) Notwithstanding paragraphs (j) and (k) of this section, Lender shall have no obligation to make the initial Advance until the conditions set forth in the following sub-paragraphs and elsewhere herein have been satisfied at the expense of Borrower, as determined by Lender in its discretion.

        (b) Borrower shall have delivered to Lender the following loan documents, duly executed, delivered and in form (including, when appropriate, form required for recording or filing) and substance satisfactory to Lender:

         (i) a "Replacement Promissory Note" in form and substance identical to Exhibit 3 attached hereto;

         (ii) a "Guarantee and Subordination Agreement" executed by Patten guaranteeing Performance of the Obligations and

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         subordinating to the Obligations the indebtedness owing by
         Borrower-to such Guarantor;

         (iii) a "Servicing Agreement" providing for the servicing of the Instruments constituting part of the Receivables Collateral;

         (iv) a "Lock Box Agreement" providing for the collection of the Instrments constituting part of the Receivables Collateral;

         (v) UCC financing statements for filing and/or recording, as appropriate, where necessary to perfect the Security Interest in the Receivables Collateral and all other security for the Performance of the Obligations which is subject to Article 9 of the Uniform Commercial Code;

         (vi) evidence satisfactory to Lender showing dimensions of all Projects, access thereto, street lines, easements and other details;

         (vii) Certificate of Good Standing, Charter documents certified by the state of incorporation and certified bylaws of each Operating Subsidiary of Borrower in accordance with the Projects;

         (viii) consumer documents for each Project, which the Borrower and appropriate Operating Subsidiary represent and warrant to be in true and correct form and satisfactory to Lender;

         (ix) a favorable opinion from Borrower's and Patten's independent legal counsel in form and substance substantially identical to Exhibit 4 attached hereto and as to such other matters as Lender may reasonably require;

         (x) this Agreement.

         (c) Borrower shall have delivered to Lender in form and substance satisfactory to Lender at least 5 days prior to the date of the initial Advance, and to the extent applicable each Advance thereafter, unless waived by
Lender:

         (i) evidence that Borrower and/or Operating Subsidiary is duly organized. validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in the state of Vermont;

         (ii) a copy of the resolutions of Borrower, certified to be true and complete by the secretary or an assistant secretary of Borrower and at least one other officer of Borrower, authorizing the execution, delivery and Performance of the Documents and evidencing the authority of all persons signing the Documents on behalf of Borrower to do so;

         (iii) should Lender request for due diligence purposes, Borrower must provide Lender access to review any subdivision maps of the Project(s) or other surveys and certifications by surveyors or engineers acceptable to Lender, showing dimensions of the


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         Parcels, access thereto, street lines, easements and other details, together with other evidence satisfactory to Lender that the Project(s) complies with all applicable laws, rules and regulations and public and private restrictions affecting the use of the Project(s);

         (iv) opinions of counsel, if any, which have been rendered to Borrower or Patten, which exempt a Project(s) from registration with the federal Office of Interstate Land Sales Registration;

         (v) a copy of the purchase contract, deed, if requested, note, mortgage/deed of trust and all other documents referred to in paragraph 6.4(d) and all exhibits, including, without limitation, the Project governing documents and the Project management agreement which have been or are being used by Borrower in connection with the Project or the sale of Parcels therein;

         (vi) the Title Insurance Policies required pursuant to paragraph 6.9 hereof and evidence of fidelity insurance coverage for all persons handling assessment payments made to any Parcel owners' association(s);

         (vii)the items described in Exhibit 5 hereto; and

         (viii)such other items as Lender requests which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent thereto.

        (d) No material adverse change shall have occurred in any Projects, Borrower's or Patten's business or financial condition since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower or Patten.

        (e) There shall have been no change in the warranties and representations made by Borrower and/or Patten in the Documents.

        (f) Neither an Event of Default nor an act or event which after notice and/or lapse of time would constitute an Event of Default shall have occurred and be continuing.

        (g) The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum contract rate permitted by the Applicable Usury Law.

        (h) Borrower shall have paid to Lender all of the commitment fee for the Loan required to be paid by the time of the Advance.

        (i) If required by Lender, Lender shall have received a favorable opinion from Lender's Special counsel as to the matters set forth in paragraphs 6.1(b) (as to the second sentence), 6.3(b) (to counsel's knowledge after due inquiry), 6.4(a) (assuming proper completion and due execution and delivery), and 6.4(e) (as to membership in and authority of Parcel owners' association
(s)), and to such other matters as Lender shall reasonably require;

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        (j) Borrower shall use its best efforts to deliver to Lender on the date of the initial Advance and to the extent applicable each Advance thereafter a true copy of each of the original Purchaser Mortgages securing such Advance certified by the public recording office, or a photocopy of the Purchaser Mortgages with a file stamp evidencing the recordation thereof. With respect to each Purchaser Mortgage for which this is not possible, Borrower shall deliver to Lender such Purchaser Mortgage and such evidence of recording within 180 days after the date of the Advance. If the Borrower is unable to obtain a Purchaser Mortgage and such evidence of recording within the time limit provided herein, the Borrower shall either replace such Purchaser Mortgage with an Eligible Instrument or pay to Lender an amount equal to the Borrowing Base of such Purchaser Mortgage pursuant to Section 3.2 hereof.

        (k) Not later than 180 days after the date of the initial Advance and to the extent applicable each Advance thereafter, the Borrower shall cause an absolute Assignment, in form and substance satisfactory to Lender, assigning to Lender with recourse, Borrower's entire right, title and interest under each of the Purchaser Mortgages securing such Advance, to be duly recorded in the public records in which the related Purchaser Mortgage shall have been recorded, and shall deliver to Lender the recorded Assignments (or certified copies thereof or copies thereof that have been stamped filed by the appropriate public recording official). Pending the return of such recorded Assignments to Lender, the Borrower shall leave a photocopy of each Assignment, properly completed, executed and acknowledged, with Lender. During such 180-day period referred to above, Borrower shall use its best efforts to record all of the Assignments which are required to be recorded as provided above as rapidly as possible. If the Borrower fails to record an Assignment within the time limit prescribed hereunder, Borrower shall either replace the related Purchaser Mortgage with an Eligible Instrument or pay to Lender an amount equal to the Borrowing Base of such Purchaser Mortgage pursuant to Section 3.2 hereof.

        4.2 Lender shall have no obligation to make any Advance after the initial Advance until the conditions specified in (a) items 4.1(c)(ix)-(x) and
(b) items 4.1(d) - (h) herein have been satisfied as determined by Lender in its discretion.

        4.3 Advances shall not be made more frequently than monthly or in amounts less than one hundred thousand dollars ($100,000.00).

        4.4 Advances shall be requested in writing, by those officers of Borrower named in authorizing resolutions of Borrower from time to time delivered to Lender and which are in form and substance satisfactory to Lender.

        4.5 Advances may be wire transferred to accounts requested in writing by Borrower and/or disbursed by checks or drafts payable in immediate funds to Borrower; or at the option of Lender after Borrower's written request, to others, either severally or jointly with Borrower, for the credit or benefit of Borrower.

        4.6 Although Lender shall have no obligation to make an Advance unless and until all of the conditions thereto set forth herein have been

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satisfied, Lender may, at its sole discretion, make Advances prior to that time without waiving or releasing any of the Obligations, but Borrower shall continue to be required to strictly Perform all such Obligations.

V. NOTE; MAINTENANCE OF BORROWING BASE; PAYMENTS; SERVICING AND COLLECTION

        5.1 The Loan shall be evidenced by the Note and shall be repaid according to the terms thereof and such provisions of this Agreement as are applicable. Payments of the Loan and Note shall be made in immediately available funds.

        5.2 Subject to Borrower's rights pursuant to paragraph 3.2 hereof, if for any reason the aggregate principal amount of the Loan outstanding at any time shall exceed the then Borrowing Base, Borrower, without notice or demand, will immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest thereon.

        5.3 Except as provided herein and in the Note, Borrower will not be entitled to prepay, in whole or in part, the Loan until the Opening Prepayment Date. Thereafter, if (a) neither an Event of Default nor an act or event that, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, (b) Borrower has paid all sums due and payable to Lender in connection with the Loan, and (c) Borrower has given Lender at least 60 days prior written notice of the prepayment and paid to Lender at the time of prepayment a prepayment premium equal to a percentage, determined as set forth in Schedule A attached hereto, of the then principal balance of the Loan, then Borrower shall have the option to prepay the Loan in full, but not in part, on any date an Installment is due on the Note. If there should occur a casualty to or condemnation of the Project or an acceleration of maturity following an Event of Default and such occurrence results in prepayment of the Loan, a prepayment premium will be required in the amount specified above; or if occurring prior to the Opening Prepayment Date, Borrower will pay to Lender with the prepayment a prepayment premium equal to a percentage, determined as set forth in Schedule A hereto, of the then principal balance of the Loan being prepaid.

        5.4 (a) Collection Agent, as agent for Lender, shall collect payments on the Eligible Instruments used in making Borrowing Base computations or otherwise constituting part of the Receivables Collateral and remit them to Lender on Wednesday of each and every week according to the terms of the Lock Box Agreement. However, the obligation to make or any requirement that Lender receive, payments called for in the Documents will not be deemed satisfied until Lender actually receives such payments from Collection Agent. For the purpose of determining the adequacy of such payments, Borrower will cause Collection Agent to furnish to Lender at Borrowers' sole cost and expense, no later than the 10th day of each month commencing with the first full Calendar month following the date hereof, a report meeting the following requirements:

         (i) shows as of the end of the prior month with respect to each Instrument which is used in making Borrowing Base computations or otherwise constitutes part of the Receivables Collateral (A) all payments received during the prior month on the Instrument,


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         allocated as between principal, interest, late charges, taxes, and the like, (B) the opening and closing balances during the prior month on each such Instrument, (C) the present value of the cash flow calculated in accordance with paragraph 1.6(b), above, and (D) extensions, refinances, prepayments, and other similar adjustments and
         (ii) itemizes the Instruments which are used in making Borrowing Base computations or otherwise constitute part of the Receivables Collateral to show delinquencies of 30. 60. 90 and in excess of 90 days addition, at the end of each calendar quarter, Borrower shall deliver, or cause to be delivered to Lender a current list of names and addresses of the Purchasers related to the Instruments comprising the Receivables Collateral. On the basis of such reports, Lender will compute the amount, if any, which was due and payable by Borrower on the last day of the preceding month and will notify Borrower as soon as possible of any amount due. If such reports are not timely received, Lender may estimate the amount which was due and payable; and, in such event, Borrower will pay upon demand the amount estimated by Lender to be due and payable. If payment is made on the basis of Lender's estimate and thereafter reports required by this paragraph are received by Lender, the estimated payment amount shall be adjusted by an additional payment or a refund to the correct amount, as the reports may indicate; such additional amount to be paid by Borrower upon demand and such refund to be made by Lender within 5 business days after receipt of written request there for by Borrower.

        (b) Lender, subject to any restriction thereon contained in the Servicing Agreement, may at any time and from time to time in its discretion substitute a successor or successors to any servicing Agent acting under the Servicing Agreement if the Servicing Agent is not in Performance of its Obligations thereunder.

        5.5 Subject to Lender's rights under Article VII hereof, all proceeds from the Receivables Collateral (except payments which are identified by Purchasers as tax and insurance impounds or maintenance and other assessment payments and are required to be so treated by Borrower) during the Term hereof shall be applied first to the payment of all costs, fees and expenses required by the Documents to be paid by Borrower, second to accrued and unpaid interest due on the Note, third to the unpaid principal balance of the Note, and then to the other Obligations in such order and manner as Lender may determine. Unless and until all the Obligations have been Performed, Borrower shall have no right to any portion of the proceeds of the Receivables Collateral.

        5.6 Whether or not the proceeds from the Receivables Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made Pursuant to the Note or the other Documents; and any and all amounts payable by Borrower under the Note or the other Documents shall be paid without notice (except as otherwise expressly provided therein), demand, counterclaim, set-off, deduction, recoupment or defense, and without abatement, suspension, deferment, diminution or pro ration by reason of any circumstance or occurrence whatsoever, Borrower's Obligation to make such payments being absolute and unconditional.

        5.7 All payments to be made by Borrower under the Documents will be free of expense to Lender with respect to the amount of any Impositions, all of which Impositions Borrower assumes and will pay on demand in addition to the other payments provided for in the Documents to be made by it. Borrower's Obligation to pay Impositions shall likewise include the Obligation to pay any increase to Lender in federal, state, or local income tax as a result of inclusion in income of Lender of any amount required by this paragraph to be paid to or for Lender. Notwithstanding the above, Borrower shall in no event be required to pay income taxes owed by Lender resulting from interest payments made on the Note.

VI . BORROWER' S ADDITIONAL REPRESENTATIONS . WARRANTIES AND COVENANTS

        6.1 (a) Borrower is, and will be, duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware. Borrower also is, and will be, qualified to do business and in good standing in the state of Vermont. Borrower has, and will have, powers adequate for making and Performing under the Documents, for undertaking and Performing the Obligations, and for carrying on its business and owning its property.

        (b) Borrower has good right and power to grant the Security Interest in the Receivables Collateral and to execute and deliver this Agreement and the other Documents and to Perform the Obligations. All action necessary and required by Borrower's governance documents and all applicable laws for the obtaining of the Loan and for the execution and delivery of this Agreement and all other Documents executed and delivered in connection with the Loan has been duly and effectively taken; and this Agreement is and shall be, and all other Documents are and shall be, legal, valid, binding and enforceable against Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other laws relating to creditors' rights generally, and do not violate the usury laws of the State of Vermont. The execution, delivery and Performance of the provisions of this Agreement and all of the other Documents will not violate, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Borrower pursuant to, the terms of any provision of: any law, regulation, judgment, decree, order, franchise or permit applicable to Borrower; Borrower's governance documents; or any contract or other agreement or instrument to which Borrower is a party or by which Borrower or Borrower's properties or assets are bound. No consent of any government or agency thereof, or any other person, firm or entity not a party hereto is or will be required as a condition to the execution, delivery, Performance or enforceability of the Documents.

        (c) Borrower hereby warrants, represents, and covenants that all of its Operating Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are selling Parcels in each of the respective Project,.

        6.2 (a) There is no action, litigation or other proceeding pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Borrower, which, if adversely determined, might adversely affect Lender's ability to realize upon the Receivables Collateral or any other security for the Performance of the Obligations, or materially adversely affect the Project, the business or financial condition of Borrower, or the ability of Borrower to complete Performance of the Obligations; or which questions the validity of the Documents.

        (b) If Borrower or Patten becomes a party to any action, litigation or other proceeding which asserts a material claim against Borrower and/or a Guarantor, or Borrower becomes the subject of an investigation by a governmental agency or administrative body with respect to the Project, then Borrower will within 10 days after it obtains knowledge thereof notify Lender of such action, litigation, proceeding or investigation and the particulars thereof. Thereafter, if requested by Lender, Borrower will report to Lender with respect to the status of such matter and the particulars thereof. For purposes of this provisions, an action against Patten shall not be deemed material if it shall involve an amount less than two hundred fifty thousand dollars ($250,000.00).

        6.3 (a) Except for violations which do not individually or in the aggregate affect Lender's ability to realize upon the Receivables Collateral or any other security for the Performance of the Obligations or do not materially adversely affect the business or financial condition of Borrower or the ability of Borrower to complete Performance of the Obligations, Borrower has complied, and will comply, with all laws and regulations of the United States, the State, County, if any, and municipal jurisdiction, in which the Project is located and each State or other Jurisdiction in which Parcels have been sold or offered for sale.

        (b) Without limiting the generality of any other representation or warranty contained herein, use and occupancy of the Parcels for residential purposes will not violate any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of the Project to which such Parcels relate.

        6.4 (a) Each Instrument at the time it is assigned to Lender in connection with the Loan and this Agreement shall be an Eligible Instrument. Borrower or an Operating Subsidiary has performed all its obligations to Purchasers, and there are no executory obligations to Purchasers to be performed by Borrower. Borrower further warrants and guarantees the value and enforceability of the Receivables Collateral.

        (b) Without the prior written consent of Lender, Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification to, or solicit the prepayment of any Instrument used in making Borrowing Base computations or which otherwise constitutes part of the Receivables Collateral; or waive the timely performance of the obligations of the Purchaser thereunder. Borrower will not pay or advance directly or indirectly for the account of any Purchaser any sum owing by the Purchaser under any of the Instruments used in making Borrowing Base computations or which otherwise constitute part of the Receivables Collateral.

        (c) Assuming the Purchasers are not then in default, Borrower at all times will fulfill and will cause its affiliates, agents and independent contractors at all times to fulfill all obligations of any nature whatsoever to Purchasers under all Instruments which are used in making Borrowing Base computations or otherwise constitute part of the Receivables Collateral.

        (d) To the extent Lender may reasonably request from time to time for due diligence purposes, Borrower shall deliver to Lender or make available to Lender at Lender's request in connection with a particular Project, true and complete copies of the Project governing documents, the purchase contract, deed, advertising materials and other documents and exhibits thereto which have been and are being used in connection with the Project and the sale or offering for sale of Parcels located therein. Such documents are the only ones which have been used in connection with the Project and the sale of Parcels therein. Borrower, or any of its Operating Subsidiaries, without the prior written consent of the Lender, will not cancel or materially modify any such documents. Assuming the Purchasers are not then in default with respect to any of their obligations to Borrower, Patten or any affiliate of Patten, Borrower shall cause the relevant Operating Subsidiary to perform all of its obligations under the Project governing documents.

        (e) In any Project with respect to which there exists a Parcel Owners' Association, each Purchaser is automatically a member of a Parcel owners' association or associations and is entitled to vote on the affairs thereof. Each such owners' association is governed by a board of directors, which has the authority to fix and levy pro rat a upon each Purchaser annual assessments to cover the costs of maintaining and operating the Project (including, without limitation, taxes and assessments not levied by the appropriate taxing authority directly against owners of Parcels) and to establish a reasonable reserve for capital improvements, the replacement of capital items and contingencies. To Borrower's knowledge, each owners' association is solvent. If Borrower controls a Par Cal owners' association, Borrower will while it controls such association: (i) cause such owners' association to (A) discharge timely and completely its obligations under the Project governing documents and
(B) maintain the reserve described above; and (ii) pay to such owners' association not less often than every 12 months hereafter the difference between (A) the cumulative total amount of the maintenance and operating expenses incurred by such association, together with the amount of any installment of real property taxes currently due and payable with respect to the common areas and other amenities in the Project, through the end of the calendar month preceding the month in which such payment is made and (B) the cumulative total amount of assessments (less amounts thereof allocated to reserve expenses) payable to the association by Parcel owners other than Borrower through the end of the calendar month preceding the month in which such payment is made.

        (f) Except as otherwise permitted by the Project governing documents relating to a Project where a Parcel Owners' Association shall exist (i) the Parcel owners' association(s) own(s) all the common areas in the Project and other amenities which have been promised or represented as being available to Purchasers, and (ii) all roads and off-site improvements have been dedicated to and/or accepted by the responsible governmental authority or utility. Borrower will maintain or cause to be maintained in good condition and repair all amenities and common areas which have been promised or represented by the relevant Operating Subsidiary as being available to Purchasers and all roads and off-site improvements which are the responsibility of the relevant Operating Subsidiary or Patten to maintain and repair.

        6.5 LENDER DOES NOT ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER' S RELATIONSHIP BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO IT, A COLLATERAL ASSIGNMENT FROM BORROWER OF INSTRUMENTS. EXCEPT AS REQUIRED BY LAW, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO A PROJECT, THE SALE OF PARCELS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

        6.6 The Servicing Agent will undertake the collection of amounts delinquent under each Instrument which is used in making Borrowing Base computations or otherwise constituting part of the Receivables Collateral, will bear the entire expense of such collection work, and will diligently and timely do such work respecting collection, including forfeiture or foreclosure proceedings. Lender shall have no obligation to undertake any collection, eviction or foreclosure action against the obligor under any Instrument or to otherwise realize upon any Instrument.

        6.7 Borrower will maintain in a secure place in its offices at 646 Main Road, Stamford, Vermont 05352 proper and accurate books, records, ledgers, correspondence and other papers relating to the Receivables Collateral. For "due diligence" purposes, Lender may notify the appropriate Purchasers of the existence of Lender's interest as assignee in the Receivables Collateral and request from such Purchasers any information relating to the Receivables Collateral. Borrower will cooperate with Lender in giving such notice and will do so under its letterhead if requested.

        6.8 Borrower, without the prior written consent of Lender, will not:
(a) sell, convey, pledge, hypothecate, encumber or otherwise transfer (i) any security for the Performance of the Obligations; or (b) permit or suffer to exist any liens, security interests or other encumbrances on any security for the Performance of the Obligations, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender.

        6.9 (a) With respect to Projects where an Owners' Association shall exist, Borrower will keep or cause to be kept insured against risks of physical damage the improved common areas in the Project and other amenities which have been promised or represented as being available to Purchasers for use by them under policies of "all risks" insurance in an amount not less than the full insurable value on a replacement cost basis. All such insurance shall be without cost or expense to Lender and shall provide for 30 days notice to Lender of cancellation or material change. Borrower will further insure, or cause to be insured, against such other risks with respect to the Project and Receivables Collateral as Lender may from time to time reasonably require.

(b) Borrower will use its best efforts to cause fidelity insurance coverage to be maintained with respect to all persons handling monies belonging to the Parcel owners' association(s).

        (c) Borrower will maintain such other insurance with respect to its business and properties as is normally maintained by prudent persons engaged in similar businesses or owning similar properties similarly situated.

        (d) Borrower hereby represents and warrants that none of the Projects are located within a "special flood hazard" area as such term is used in the National Flood Insurance Act of 1968, as amended and supplemented by the Flood Disaster Protection Act of 1973, and in regulations, interpretations and rulings thereunder.

        6.10 (a) This Agreement and the other Documents, certificates, financial statements and written materials furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which materially adversely affects or in the future may (so far as Borrower can reasonably now foresee) materially adversely affect the Receivables Collateral or any other security for the Performance of the Obligations or the business or financial condition of Borrower or any Project which has not been set forth in this Agreement or in the other Documents, certificates, financial statements or written materials furnished to Lender in connection with the transactions contemplated hereby.

        (b) The fact that Lender's representatives may have made certain examinations and inspections of or received certain information pertaining to the Receivables Collateral or any Project and the proposed operation thereof does not in any way affect or reduce the full scope and protection of the warranties, representations and Obligations contained herein, which have induced Lender to enter into this Agreement.

        6.11 (a) Borrower will maintain a standard, modern system of accounting and will keep and maintain all books and records in accordance with generally accepted accounting principles applied on a consistent basis.

        (b) On or before the 10th day of each month, Borrower will furnish or cause to be furnished to Lender the reports of the Collection Agent and Servicing Agent and Borrower required pursuant to paragraph 5.4(a) hereof.

        (c) Borrower will furnish or cause to be furnished to Lender, as soon as the same are available, and in any event within 90 days of the end of each fiscal year and within 45 days of each interim quarterly fiscal period, a copy of the current financial statements of the Borrower, Patten, and, to the best efforts of Borrower, and to the extent they are available, the Parcel owners' association(s). Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and cash flow for such fiscal period (together, in each case to the extent applicable, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and with prior periods and, in the case of an audited statement, with generally accepted auditing standards.

All financial statements of the Borrower required pursuant hereto shall be certified to, as the case may be, by the chief financial officer of Borrower or Patten, as the case may be, Provided that if the statement is an annual statement and audited financial statements of the subject have previously been prepared, the statement shall be certified to by a recognized firm of accountants reasonably satisfactory to Lender. Together with such financial statements, Borrower will deliver to Lender: (i) if such financial statements shall have been audited, a certificate from the auditors stating that in making the examination necessary for the audit they obtained no knowledge of any default by Borrower in the Performance of any of the Obligations, or if they shall have obtained knowledge of any such default, specifying the same; and
(ii) a certificate signed by the chief financial officer of Borrower stating that there exists no Event of Default and no condition, event or act, which with notice or lapse of time or both, would become an Event of Default or, if any such Event of Default or any such condition, event or act exists, specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto.

        Notwithstanding anything herein to the contrary, so long as there exists no Event of Default, the financial statements of Patten and Borrower need only be prepared in accordance with the standards of the financial statements previously submitted to and accepted by Lender.

        (d) For "due diligence" purposes with respect to any particular Project, Borrower will deliver to Lender, upon Lender's request and as available, and properly upon amendment or effective date, current Parcel price lists, sales literature, registrations/consents to sell, final subdivisions public reports/public offering statements/prospectuses, and other items requested by Lender which relate to the Project.

        (e) So long as the same shall be pertinent to the Loan, any Project, the Documents or any transactions contemplated therein, Borrower will at its expense (i) permit Lender and its representatives at all reasonable times to inspect, audit and copy, as appropriate, the Project, Borrower's facilities, activities, books of account, logs and records, (ii) cause its employees, agents and accountants to give their full cooperation and assistance in connection with any such visits of inspection or financial conferences and
(iii) make available such further information concerning its business and affairs as Lender may from time to time reasonably request.

        (f) For "due diligence" purposes with respect to a Project where an Owners' Association shall exist, Borrower will use its best efforts to submit to Lender proposed annual maintenance and operating budgets of the Parcel owners' association(s), certified to be adequate by the managing agent for such association(s) and a statement of the annual assessment to be levied upon the Purchasers; and will use its best efforts to cause to be made available to Lender for inspection, auditing and copying, to the extent Lender may reasonably request there for, the books of account, logs and records of the Parcel owners' association(s).

        6.12 Borrower will not, without Lender's prior written consent: (a) sell, lease, transfer or dispose of its all or substantially all of its assets to another entity; or (b) consolidate with or merge into another entity, permit any other entity to merge into it or consolidate with it, or permit any transfer of the ownership of, or power to control, Borrower.

        6.13 Borrower is not in default of any payment on account of indebtedness for borrowed money or of any repurchase obligations in connection with a receivables purchase financing, or in violation of or in default under any material term in any agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

        6.14 Borrower has filed all tax returns and paid all taxes, assessments, levies and penalties, if any, in respect thereof required to be filed by it or paid by it to any governmental or quasi-governmental authority or subdivision.

        6.15 Borrower will pay to Lender at closing but in any event prior to the end of the Borrowing Term, a non-refundable commitment fee in the amount provided of Twenty-Five Thousand and No/100 Dollars ($25,000.00). Borrower will pay on demand any and all out-of-pocket costs and expenses incurred or to be incurred by Lender in connection with the initiation, documentation and closing of the Loan, the making of Advances hereunder, the protection of the security for the Performance of the Obligations, or the enforcement of the Obligations against Borrower or Guarantor, including, without limitation, travel costs, reasonable attorneys' fees, all filing and recording fees, all charges for consumer credit reports, all revenue and documentary stamp and intangible taxes, and all fees and expenses of Servicing Agent to perform the services contemplated hereunder and under the terms of the Servicing Agreement.

        6.16 Borrower wiU INDEMNIFY, SAVE AND HOLD HARMLESS, and defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, from any and all losses, costs, expenses (including, without limitation, court costs and attorneys' fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with (a) the Project, the security for the Performance of the Obligations, Lender's status by virtue of the Assignments, creation of Security Interests, the terms of the Documents or the transactions related thereto, or any act or omission of Borrower or Servicing Agent, or the employees or agents of either of them, whether actual or alleged, and (b) any and all brokers' commissions or finders' fees or other costs of similar type, or claims by any broker, agent or other party in connection with this transaction. on written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel reasonably satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party, provided that such action or proceeding shall result from, or grow or arise out of any of the events set forth in this paragraph.

        6.17 (a) Neither the Borrower nor, to the best knowledge of the Borrower, any other person or entity has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under or at the Project or any part thereof or into the atmosphere or any watercourse, body of water or wetlands or any other real property legally or beneficially owned (or any interest or estate in which is owned) by the Borrower (including, without limitation, any property owned by a land trust the beneficial interest in which is owned, in whole or in part, by the Borrower), and neither the Project, any part thereof, nor any other real property legally or beneficially owned (or any interest or estate in which is owned by the Borrower (including, without limitation, any property owned by a land trust the beneficial interest in which is owned, in whole or in part, by the Borrower) has ever been used (whether by the Borrower or, to the best knowledge of the Borrower, by any other person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material. For purposes of this Agreement, "Hazardous Material" means and includes any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Super fund" or "Super lien" law, the Toxic Substance Control Act, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, asbestos or any substance or compound containing asbestos, or any other hazardous, toxic or dangerous, waste, substance or material.

        (b) Borrower will not place, hold, locate or dispose of on, under or at the Project or any part thereof or into the atmosphere or any watercourse, body of water or wetlands or any other real property legally or beneficially owned (or any interest or estate in which is owned) by the Borrower (including without limitation, any property owned by a land trust the beneficial interest in which is owned, in whole or in part, by the Borrower) any Hazardous Material. Nor will Borrower permit or cause any other person to do any of the aforesaid.

        (c) Borrower hereby indemnifies the Lender and agrees to hold the Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever, including reasonable attorneys' fees, paid, incurred or suffered by, or asserted against, the Lender for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Project or into or upon the land, the atmosphere, or any watercourse, body of water or wetland of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Super fund" or "Super lien" law, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material) .

        6.18 Borrower will not directly or indirectly invest all or any part of the proceeds of the Loan in any investment security subject to the margin requirements of Regulation "G".

        6.19 Borrower will execute or cause to be executed all documents and do or cause to be done all acts necessary for Lender to perfect and to continue the perfection of the Security Interest of Lender in the Receivables Collateral or the other security for the Performance of the Obligations or otherwise to effect the intent and purposes of the Documents. Borrower will prosecute or defend any action involving the priority, validity or enforceability of the Security Interest granted to Lender; provided that, at Lender's option, Lender may do so at Borrower's expense.

        6.20 Borrower is fully familiar with all of the terms and conditions of the Documents and is not in default thereunder. No act or event has occurred which after notice and/or lapse of time would constitute such a default or an Event of Default.

        6.21 The representations, warranties and covenants contained in this
Article VI are in addition to, and not in derogation of, the representations and warranties elsewhere contained herein and in the other Documents .

        6.22 The representations and warranties contained in this Agreement are continuing and shall be deemed to be made and reaffirmed prior to the making of each Advance under this Agreement.

VII. DEFAULT

        7.1 The occurrence of any of the following events or conditions shall constitute an Event of Default by Borrower under the Documents:

        (a) Lender fails to receive from Borrower when due and payable (i) any amount that Borrower is obliged to pay on the Note or (ii) any other payment due under the Documents; and such failure shall continue for 5 days after notice thereof to Borrower, except for the payment of the final Installment due at the Maturity Date for which no grace period is allowed;

        (b) any representation or warranty of Borrower contained in the Documents or in any certificate furnished under the Documents proves to be, in any material respect, false or misleading as of the date deemed made;

        (c) there is a default in the Performance of the Obligations set forth in paragraphs 3.2, 6.8(a), or 6.12 hereof;

        (d) there is a default in the Performance of the Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) and such default or Violation continues unremedied (i) for a period of 5 days after notice thereof to Borrower in the case of a default under or violation of paragraphs 6.8(b) or 6.9 hereof or any other default or violation which can be cured by the payment of money alone or (ii) for a period of 30 days after notice to Borrower in the case of any other default or violation;

        (e) Patten fails to maintain marketing and sales cost (i.e., lead generation, direct selling, and sales administration) at a level not to exceed forty-five percent (45%) of net sales of Parcels.

        (f) an "Event of Default", as defined elsewhere herein or in any of the other Documents, occurs, or an act or event occurs under any of the

Documents, whether or not denominated as an "Event of Default", which expressly entitles Lender to accelerate any of the Obligations and/or exercise its other remedies upon the occurrence of an Event of Default hereunder;

        (g) any material default by Borrower under any other agreement evidencing, guaranteeing, or securing borrowed money or a receivables purchase financing has occurred permitting the acceleration of such indebtedness or repurchase obligations, which accelerated repayment or repurchase obligations are in excess of $100,000.00 in the aggregate;

        (h) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within 30 days thereafter and when aggregated with all other judgment(s) or decree(s) that have remained unpaid and undischarged or stayed for such period is in excess of $50,000.00;

        (i) any party holding a lien or security interest in the Receivables Collateral or any other security for the Performance of the Obligations commences foreclosure or similar sale thereof;

        (j) (i) Borrower or Patten becomes insolvent or unable to pay its debts when due; generally fails to pay its debts when due; files a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect relating to such entity; applies for or consents to the appointment of a receiver, trustee or other custodian for the bankruptcy, reorganization, winding-up or liquidation of such entity; makes an assignment for the benefit of creditors; or admits in writing that it is unable to pay its debts; (ii) any court order or judgment is entered confirming the bankruptcy or insolvency of Borrower or Patten or approving any reorganization, winding-up or liquidation of such entity or a substantial portion of its assets; (iii) there is instituted against Borrower or Patten any bankruptcy, reorganization, winding up or liquidation proceeding or other proceeding analogous in purpose or effect and the same is not dismissed within 60 days after the institution thereof; or (iv) a receiver, trustee or other custodian is appointed for any part of the Receivables Collateral or the Project or all or a substantial portion of the assets of Borrower or Patten;

        (k) performance by Borrower or Patten of any material obligation under any Document or Guarantee, as the case may be, is rendered unenforceable in any material respect, or Patten repudiates, rescinds, limits or annuls its Guarantee; or

        (l) there occurs a material adverse change in any Project in the business or financial condition of Borrower or Patten or in the Receivables Collateral or any other security for the Performance of the Obligations, which change is not enumerated in this paragraph 7.1 and as the result of which Lender in good faith deems the prospect of Performance of the Obligations impaired or its security there for imperiled.

        (m) there is a default under any of the documents by and between Greyhound Real Estate Finance Company as Lender and Yellowstone Basin Properties, Inc. as Borrower under that certain Loan and Security

Agreement dated January 3, 1983, or any amendments or modifications thereto.

        7.2 At any time after an Event of Default has occurred and while it is continuing, Lender may, but without obligation, do any one or more of the following:

        (a) cease to make further Advances;

        (b) declare the Note, together with prepayment premiums and all other sums owing by Borrower to Lender in connection with the Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower (to the extent it may lawfully do so);

        (c) with respect to the Receivables Collateral, (i) institute collection actions against Purchasers and other persons obligated thereon (to the extent they are then in default), (ii) enter into modification agreements and make extension agreements with respect to payments and other performances,
(iii) release persons liable for the payment and performance thereof or the securities for such payment and performance, and (iv) settle and compromise disputes with respect to payments and performances claimed due thereon, all without notice to Borrower, without being called to account there for by Borrower and without relieving Borrower from Performance of the Obligations; and

        (d) proceed to protect and enforce its rights and remedies under this Agreement or any other Documents and to foreclose or otherwise realize upon its security for the Performance of the Obligations, or to exercise any other rights and remedies available to it at law, in equity or by statute.

The rights and powers granted pursuant to this paragraph are not intended to limit the rights and powers granted elsewhere herein.

        7.3 Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Receivables Collateral shall be applied to payment of the Obligations in the manner provided in paragraph 7.5 hereof.

        7.4 (a) Pursuant to its option under paragraph 7.2 hereof following an Event of Default, and subject to the terms and conditions hereof, Lender may sell, assign and deliver the Receivables Collateral, or any part thereof, at public or private sale, conducted in a commercially reasonable manner by any officer, or agent of, or auctioneer or attorney for, Lender at Lender's place of business or elsewhere, for cash, upon credit or future delivery, and at such price or prices as Lender shall reasonably determine, and Lender may be the purchaser of any or all of the Receivables Collateral so sold. Lender may, in its reasonable discretion, at any such sale, restrict the prospective bidders or purchasers as to number, nature of business and investment intention, and, without limitation, may require that the persons making such purchases represent and agree to the satisfaction of Lender that they are purchasing the Receivables Collateral for their account, for investment, and not with a view to the distribution or resale of any thereof. Lender shall have no obligation to delay sale of any Receivables Collateral for the period of time necessary to permit such Receivables Collateral to be registered for public sale under the Securities Act of 1933, as amended, and any applicable state securities laws. Private sales made without registration shall not be deemed to have been made in a commercially unreasonable manner by virtue of any terms less favorable to the seller resulting from the private nature of such sales.

        (b) Without prejudice to the right of Lender to make such sale within such shorter period as may be reasonable under the circumstances, foreclosure sale of all or any part of the Receivables Collateral shall be deemed held pursuant to reasonable notice if held:

                (i) 45 days after notice is given, based upon default consisting of insolvency, bankruptcy or other default of a nature which cannot be corrected by Borrower, or default for which no grace period is specified herein; or

                (ii) 60 days after notice of any other act, circumstance or event which, if uncorrected, after expiration of any applicable grace period, shall constitute a default hereunder.

Where any notice to Borrower and grace period thereafter is required under this Agreement, such grace period shall be deducted from the 60 day notice of foreclosure sale specified in item (ii) above, so that the maximum period between notice to Borrower of an act, circumstance or event which, if uncorrected after elapse of any applicable grace period, would constitute an Event of Default and the foreclosure sale of the Receivables Collateral based upon such Event of Default shall in no event be required to exceed 60 days.

        (c) At any sale following an Event of Default, the Receivables Collateral may be sold as an entirety or in partial interests. Lender shall not be obligated to make any sale pursuant to any notice previously given. In case of any sale of all or any part of the Receivables Collateral on credit or for future delivery, the Receivables Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the collateral so sold; and in case of any such failure, such Receivables Collateral may again be sold under and pursuant to and in compliance with the provisions hereof.

        (d) In connection with sales made following an Event of Default, Lender may, in the name and stead of Borrrower or in its own name, make and execute all conveyances, assignments and transfers of the Receivables Collateral sold pursuant to this Agreement; and Lender is hereby appointed Borrower's attorney-in-fact for this purpose. Nevertheless, Borrower will, if so requested by Lender, ratify and confirm any sale or sales by executing and delivering to Lender, or to such purchaser or purchasers, all such instruments as may, in the judgment of Lender, be advisable for that purpose.

        (e) The receipt by Lender of the purchase money paid at any sale made following an Event of Default shall be a sufficient discharge there for to any purchaser of the Receivables Collateral or any portion thereof, and no such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

        (f) Each purchaser at any sale following an Event of Default shall hold the Receivables Collateral so sold absolutely free from every claim or right of Borrower, including, without limitation, any equity or right of redemption of Borrower, which Borrower hereby specifically waives to the extent Borrower may lawfully do so. Lender, its employees and agents shall after such sale be fully discharged from any liability or responsibility in any matter relating to the Receivables Collateral and such other security that is sold and resulting from any action or inaction on the part of such purchaser or any successor-in-interest of such purchaser.

        7.5 The proceeds of any sale of all or any part of the Receivables Collateral shall be applied in the following order or priorities: first, to the payment of all costs and expenses of such sale, including, without limitation, reasonable compensation to Lender and its agents, attorneys' fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of the Obligations, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all Interest has been paid; and third, to the payment to Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        7.6 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Borrower if Borrower fails to do so; and for such purposes Lender may use the proceeds of the Receivables Collateral and is hereby appointed Borrower's attorney-in-fact. All amounts expended by Lender in so doing or in exercising its remedies hereunder following an Event of Default shall become part of the Obligations secured hereby, shall be immediately due and payable by Borrower to Lender upon demand there for, and shall bear interest at the overdue Rate from the dates of such expenditures until paid. Exercise by Lender of its option under this paragraph will not cure any default of Borrower.

        7.7 No remedy herein or in any other Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under any other Document or now or hereafter existing at law or in equity. Notwithstanding anything herein to the contrary, in any non-judicial, public or private sale or sales under the Uniform Commercial Code or in any judicial foreclosure and sale of the Receivables Collateral, the Receivables Collateral may be sold in any manner whatsoever not prohibited by law. No delay or omission to exercise any right or power shall be construed to be a waiver of any default or acquiescence therein or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient. Lender's acceptance of any performance due hereunder which does not comply strictly with the terms hereof shall not be deemed to be a waiver of any right of Lender to strict Performance by Borrower. Acceptance of past due amounts or partial payments shall not constitute a waiver of full and timely payment of the Obligations. No Event of Default, declaration of the unpaid principal of the Loan to be immediately due and payable or exercise of any other right or remedy upon default shall stay, waive, or otherwise affect Lender's right to receive payments on and other proceeds of the Receivables Collateral.

        7.8 Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases (to the extent legally permitted) all right to have the Receivables Collateral or any other security for the Performance of the Obligations, or any part thereof, marshalled on any foreclosure, sale or other enforcement hereof.

        7.9 While an Event of Default exists, Borrower will, on the request of Lender, assemble the Receivables Collateral not already in Lender's possession and make it available to Lender at a time and place reasonably convenient to Lender.

VIII. CONSTRUCTION AND GENERAL TERMS

        8.1 All moneys payable hereunder or under the Documents shall be paid to Lender at its address set forth after is signature on the signature page hereof, unless otherwise designated in the Documents or by Lender by notice.

        8.2 This Agreement and the other Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan. No modification, variation, termination, discharge or abandonment hereof and no waiver of any of the provisions or conditions shall be valid unless in writing and signed by duly authorized representatives of Lender and Borrower or the successor, transferees or assigns of either, subject, however, to the limitations on assignment herein by Borrower. This Agreement supersedes any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender (other than in the other Documents) concerning this transaction, including any commitment for financing, which are null and void and of no force or effect whatsoever.

        8.3 The powers and agency hereby granted by Borrower are coupled with an interest and are irrevocable and are granted as cumulative to the remedies for collection of the indebtedness secured hereby provided by law.

        8.4 This Agreement may be executed simultaneously in any number of identical copies each of which shall constitute an original for all purposes.

        8.5 Any notice required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered to the party being notified if an individual or to an officer of such party, or (b) transmitted by postage prepaid, certified or registered mail to such party at its address after its signature on the signature page hereof or such other address as the party being notified may have otherwise designated in a notice given as provided in this paragraph. Such notice shall be deemed to be effective, unless actual receipt is expressly elsewhere specified herein, upon
(x) the date of receipt or (y) the date 3 business days after posting if transmitted by mail, whichever shall first occur.

        8.6 All the covenants, promises, stipulations and agreements of
Borrower and     all the rights and remedies of the Lender in this Agreement contained shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment herein contained, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights herein in whole or in part. Except as may be expressly provided herein, no person or other entity shall be deemed a third party beneficiary of this Agreement.

        8.7 Subject to the provisions of Article VII hereof, if any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        8.8 Time is of the essence in the Performance of the Obligations.

        8.9 All headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement. The provisions of this Agreement shall apply to the parties according to the context hereof and without regard to the number or gender of swords and expressions used herein. Unless otherwise indicated, all references herein to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of this Agreement; the words 'herein", "hereof", "hereto", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision.

        8.10 This Agreement has been executed and delivered in the State of Arizona. The provisions of this Agreement and all rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Arizona and to the extent they preempt such laws, the laws of the United States; Provided that if any covenant, agreement or waiver on the part of Borrower or right or remedy of Lender shall be invalid or unenforceable under such laws but would be valid and enforceable under the internal laws of the State of Vermont, then ihe internal laws of such State shaU apply. Borrower (a) hereby irrevocably submits itself to the process, jurisdiction and venue of the courts of the State of Arizona, Maricopa County, and to the process, jurisdiction, and venue of the United States District Court for Arizona, for the purposes of suit, action or other proceedings arising out of or relating to this Agreement or the subject matter, hereof brought by Lender and (b) without limiting the generality of the foregoing, hereby waives and agrees (to the extent it may lawfully do so) not to assert by way of motion, defense or otherwise in any such suit, action or proceeding any claim that Borrower is not personally subject to the jurisdiction of the above-named courts, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

        8.11 It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provisions to the contrary in this Agreement or in any of the other Documents in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. If (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the Obligations or (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the principal or interest of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Obligations would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations of Borrower or refunded to Borrower, at Lender's option, and (4) the effective rate of interest will be automatically reduced to the maximum contract rate permitted by the Applicable Usury Law. Without limiting the generality of the foregoing, to the extent permitted by the Applicable Usury Law: (x) all calculations of the rate of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Obligations, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with the Obligations; and (y) in the event that the effective rate of interest on the Obligations should at any time exceed the maximum contract rate permitted by the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate on the Obligations otherwise falls below the maximum contract rate permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a Change in tne law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all Obligations regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the

Obligations regardless if resulting from an advance of the Loan made after the effective date of such decrease.

IX. SPECIAL PROVISIONS

        9.1 Borrower shall not be required to deliver to Lender policies of title insurance with respect to Purchaser Mortgages arising upon the sale of real property in the state of New York; provided however that at no time during the term of the Loan shaU such uninsured Purchaser Mortgages arising from the sale of real property in the state of New York comprise more than twenty-five percent (25%) of the outstanding balance of the Eligible Instruments.

        9.2 Patten shaU maintain tangible net worth (i.e., exclusive of goodwill) of at least $75,000,000.00) and such failure to maintain the stated net worth shall, at the option of Lender, be an Event of Default under this Agreement and the Documents.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, personally or by their duly authorized representatives, all as of the ______day of _________________________, 1989.


PATTEN RECEIVABLES FINANCE                  GREYHOUND REAL ESTATE
CORPORATION VI,                             FINANCE COMPANY,
"Borrower"                                  "Lender"

By:/s/ Jeffery Lavin                          By:
   -----------------------------               -----------------------------
   Its: Vice President                            Vice President
       -------------------------


                         ATTEST:
By:                                            By:
   -----------------------------               -----------------------------
   Its:                                           Attorney
       -------------------------


Address:                                       Address:


- - - -----------------------------                  Greyhound Tower, #1001
- - - -----------------------------                  Phoenix, Arizona 85077
- - - -----------------------------                  (Attn: Manager, Administration)